EXHIBIT 99.1

INDIANAPOLIS, March 19, 2018 /PRNewswire/ -- Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership” or “Calumet”), a leading independent producer of petroleum-based specialty products, today announced it expects that its consolidated fourth quarter 2017 consolidated results will differ from the results presented in Calumet’s earnings release issued on March 8, 2018. Calumet’s revised financial statements will be included in the Form 10-K, which is expected to be filed by April 2, 2018. While the Partnership does not anticipate that the previously reported revenues and liquidity for the quarter will change materially, it does expect a decrease in its previously reported net income and Adjusted EBITDA for the fourth quarter 2017 with a commensurate decrease in those line items for the full year 2017.

West Griffin, Executive Vice President & Chief Financial Officer of Calumet, commented “We are disappointed that the ongoing implementation and associated learning process related to our new enterprise resource planning system has led to this development. However, even with these expected changes, we believe, as previously communicated, that the Partnership will have demonstrated five consecutive quarters of trailing-twelve months Adjusted EBITDA improvement when we finalize our reporting and we remain well-positioned to continue our momentum and transformation in 2018.”

Calumet continues to integrate its recently implemented enterprise resource planning (“ERP”) system.  Implementation issues have resulted in a delay in the financial statement closing process, as execution of certain financial statement controls, including timely account reconciliation, analysis, and review, have not operated as intended for all financial statement accounts. These matters have resulted in unanticipated delays in compiling financial reports and other data necessary to prepare and complete the financial statements required for the annual report on Form 10-K for the fiscal year ended December 31, 2017 (the “Form 10-K”).  Calumet has filed a notification of late filing with the Securities and Exchange Commission with respect to the filing of its Form 10-K.

About Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates eleven manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, New Jersey and eastern Missouri.

Forward-Looking Statements

Certain statements and information in this press release, may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements about (i) the impacted line items in connection with our consolidated fourth quarter 2017 and full year 2017 results, including the anticipated revisions in revenues, liquidity, net income and Adjusted EBITDA for such periods, (ii) the anticipated filing date for our annual report on Form 10-K for the fiscal year ended December 31, 2017, and (iii) the results of our trailing-twelve months Adjusted EBITDA and (iv) future business results. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

For further information: Investor/Media Inquiry Contact: Alpha IR Group, Chris Hodges or Joe Caminiti, Phone: 312-445-2870, CLMT@alpha-ir.com